 Exhibit 10.5
PROMISSORY NOTE

$475,000.00	Date: July 26, 2017

FOR VALUE RECEIVED, WEED Inc., promises to pay to the order of A. R. Miller, the sum of Four hundred seventy-five thousand dollars ($475,000.00), with interest at the rate of 5% per cent per annum, at 8905 153rd St., Wolfforth, TX 79382 said principal and interest payable as follows:

4 consecutive semi-annual installments in the amount of $118,750.00 plus accrued interest commencing on January 26, 2018 and continuing on the 26th day of July and the 26th day of January each year, until the balance of principal and interest is paid in full. If any payment is 30 days or more late, then a late charge of $5,937.50 shall be due and payable.
NO PRE-PAYMENT PENALTY.

It is agreed that if this Note is not paid when due or declared due hereunder, the principal and accrued interest thereon shall draw interest at the rate of 12% per cent per annum, and that failure to make any payment of principal or interest when due or any default under any encumbrance of agreement securing this Note shall cause the whole Note to become due at once, or the interest to be counted as principal, at the option of the holder of the Note. The makers and endorsers hereof severally waive presentment for payment, protest, notice of nonpayment and protest, and agree to any extension of time of payment and partial payments before, at or after maturity, and if this Note or interest thereon is not paid when due, or suit is brought, agree to pay all reasonable costs of collection, including reasonable attorney's fees.

This promissory note is secured by a deed of trust of even date.

WEED Inc

By:
Glenn E Martin, President & CEO

STATE OF
)

) ss.
COUNTY OF
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The foregoing Promissory Note was acknowledged before me this _____ day of July, 2017 by WEED Inc., by Glenn E. Martin, President and CEO.

WITNESS MY HAND AND OFFICIAL SEAL.

My Commission Expires:	Notary Public
KEEP THIS NOTE IN A SAFE PLACE. THE ORIGINAL OF THIS NOTE MUST BE EXHIBITED TO THE PUBLIC TRUSTEE IN ORDER TO RELEASE A DEED OF TRUST SECURING THIS NOTE.